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                                                                   EXHIBIT 2.2





                                  ADDENDUM TO
                             PLAN OF REORGANIZATION

This Addendum to the Plan of Reorganization by and between Light Energy Management Inc. ("YNOT"), a Nevada corporation, and Beijing Shijiyonglian Ruanjian Jishu Youxian Gongsi ("BFSTC"), a China corporation, Zhao Xiaoxia, Che Liang, Song Wei and Zhang Jie ("Shareholders") and Harper & Harper Management Limited ("YNOT Shareholders") is effective the 3rd day of November, 1999.

The parties hereby acknowledge and represent that:

1. Of the transferred sum of US$275,000 referred to in Section 5.01(f) of the Plan of Reorganization, the US dollar equivalency of 1,000,000 RMB is to be disbursed, pro rata, to the Shareholders.




                                   SIGNATURES

Forlink Software Corporation (Formerly Light Energy Management, Inc.)


By:  /s/___________________________
        President

Beijing Shijiyonglain Ruanjian Jishu Youxian Gongsi
(Beijing Forlink Software Technology Co., Ltd.)


By:  /s/__________________________          By: /s/____________________________
          President                                  Chief Executive Officer



By: /s/___________________________          By: /s/___________________________
          Vice Chief Executive Officer               Shareholder


Harper & Harper Management Limited
Represented by C. Harper


By: /s/___________________________
         C. Harper


Harrop & Co.


By: /s/___________________________
         M. Harrop